UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 12, 2018
(Date of earliest event reported)	February 8, 2018

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices) (Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Entry Into a Material Definitive Agreement.

Educational Development Corporation (the “Company”) announced today that Craig White, Vice President Information Technology entered into pre-arranged stock trading plans to sell up to 7,200 of the Company’s shares of common stock, par value $0.20 per share (the “Common Stock”), for personal financial management purposes, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Mr. White’s 10b5-1 Plan may terminate sooner in accordance with its terms.

Transactions made under these 10b5-1 Plans will be disclosed publicly through filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Mr. White or any other Company officers who may enter into 10b-5 Plans, nor to report modifications or terminations of the above-described 10b5-1 Plan or the plan of any other individual.

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SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATIONAL DEVELOPMENT CORPORATION

Date:	February 12, 2018	By:	/s/ Dan O’Keefe
Dan O’Keefe, Chief Financial Officer

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